                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

================================================================================

                                   FORM 8-K/A
                                 AMENDMENT NO. 1
                                       TO
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITES EXCHANGE ACT OF 1934




Date of report (Date of earliest event reported):              October 31, 1996




                         MERITAGE HOSPITALITY GROUP INC.
               (Exact Name of Registrant as Specified in Charter)


                                    MICHIGAN
                          (State or Other Jurisdiction
                                of Incorporation)


         0-17442                                   38-2730460
(Commission File Number)                          (IRS Employer
                                                Identification Number)




                        40 PEARL STREET, N.W., SUITE 900
                            GRAND RAPIDS, MICHIGAN       49503
               (Address of Principal Executive Offices) (Zip Code)



       Registrant's telephone number, including area code: (616) 776-2600



================================================================================

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On September 17, 1996, Meritage Hospitality Group Inc. (the "Company") commenced a tender offer to acquire 480 units of the Wendy's of West Michigan Limited Partnership (the "Partnership") in exchange for $7,000 per limited partnership unit. The Partnership operates 26 "Wendy's Old-Fashioned Hamburgers" restaurants in West Michigan. The Partnership reported sales of $25.4 million in 1995 and has approximately 900 employees. If more than 480 limited partnership units were validly tendered, the 480 units would be accepted on a first-come, first-served basis. On September 17, 1996, the Company owned 157.25 Partnership units, or approximately 12.5% of the Partnership's outstanding limited partnership units.

The tender offer expired as scheduled on October 31, 1996. A total of 698.75 limited partnership units were deposited. The Company accepted 482.55 validly tendered units on a first-come, first-served basis pursuant to Securities and Exchange Commission Rule 14e-1(b), thereby giving the Company 639.8 (approximately 50.9%) of the outstanding limited partnership units. The Company thereafter transferred all of its limited partnership units to MHG Food Service Inc., a wholly owned subsidiary of the Company.

Approximately $3,450,000 (including costs) was required to commence and close the tender offer. The Company obtained a $3,000,000 mortgage loan from Great American Life Insurance Company, the same entity that refinanced the Company's long-term debt in February 1996. The remaining $450,000 was funded by the Company from available cash and cash equivalents.

The Company entered into an agreement on October 21, 1996, to acquire the General Partnership Interest in the Partnership. This acquisition is conditioned upon, among other things, the approval of Wendy's International, Inc., the franchisor of the Wendy's restaurants operated by the Partnership. The Company's ultimate objective is to acquire all of the outstanding Partnership units and continue the operation of the Partnership's business.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)    Financial Statements:

       1) Audited financial statements of Wendy's of West Michigan Limited Partnership as filed with the Securities and Exchange Commission in the Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 1995. See "Contents" on page F-2.

       2) Unaudited financial statements of Wendy's of West Michigan Limited Partnership for the nine months ended September 30, 1996. See "Index to Unaudited Financial Statements" on page F-21.

(b)    Pro Forma Financial Information:

       1) Pro forma financial statements of Meritage Hospitality Group Inc. and Subsidiaries. See "Index to Unaudited Pro Forma Consolidated Financial Statements" on page F-28.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                         MERITAGE HOSPITALITY GROUP INC.



Dated: December 31, 1996                 By  /s/ Christopher B. Hewett
                                             ---------------------------------
                                         Christopher B. Hewett
                                         President and Chief Executive Officer

                                       WENDY'S OF WEST MICHIGAN
                                            LIMITED PARTNERSHIP





                           ----------------------------------------------------


                                                           FINANCIAL STATEMENTS
                                   YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                  WENDY'S OF WEST MICHIGAN LIMITED PARTNERSHIP



                                                                       Contents
-------------------------------------------------------------------------------






INDEPENDENT AUDITORS' REPORT                                         F-3 - F-4


FINANCIAL STATEMENTS
    Balance Sheets                                                   F-5 - F-6
    Statements of Income                                             F-7 - F-8
    Statements of Changes in Partners' Equity                              F-9
    Statements of Cash Flows                                        F-10 - F-11
    Notes to Financial Statements                                   F-12 - F-20

INDEPENDENT AUDITORS' REPORT





To the Partners
Wendy's of West Michigan
  Limited Partnership
Kalamazoo, Michigan

We have audited the accompanying balance sheets of Wendy's of West Michigan Limited Partnership as of December 31, 1995 and 1994, and the related statements of income, changes in partners' equity and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wendy's of West Michigan Limited Partnership at December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


BDO Seidman, L.L.P.


February 6, 1996

INDEPENDENT AUDITORS' REPORT


                                                                FEBRUARY 8, 1994

To the Partners
Wendy's of West Michigan Limited Partnership
Kalamazoo, Michigan

We have audited the accompanying balance sheet (not presented herein) of Wendy's of West Michigan Limited Partnership as of December 31, 1993, and the related statements of operations, changes in partners' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wendy's of West Michigan Limited Partnership as of December 31, 1993, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



Rehmann Robson

                  WENDY'S OF WEST MICHIGAN LIMITED PARTNERSHIP



                                               BALANCE SHEETS
-------------------------------------------------------------------------------

                                                                       1995             1994

December 31,
---------------------------------------------------------------------------------------------

ASSETS (Note 3)

CURRENT ASSETS
    Cash                                                          $  411,198       $  776,042
    Receivables, including amounts due from related parties           53,887           67,568
    Inventories                                                      145,807          162,775
    Prepaid expenses                                                 139,202          164,631
---------------------------------------------------------------------------------------------

TOTAL CURRENT ASSETS                                                 750,094        1,171,016
---------------------------------------------------------------------------------------------

PROPERTY AND EQUIPMENT
    Land                                                             749,000          870,000
    Leasehold improvements                                         2,156,926        2,094,281
    Buildings and improvements                                     2,398,127        2,399,456
    Restaurant equipment                                           3,420,269        3,071,978
    Office equipment                                                 175,644          145,017
    Vehicles                                                          83,826           69,213
    Leased property under capital leases (Note 4)                  2,825,338        2,825,338
---------------------------------------------------------------------------------------------

                                                                  11,809,130       11,475,283
    Less accumulated depreciation and amortization                 6,137,807        5,542,016
---------------------------------------------------------------------------------------------

NET PROPERTY AND EQUIPMENT                                         5,671,323        5,933,267
---------------------------------------------------------------------------------------------

OTHER ASSETS
    Loan costs, net of amortization of $20,914 and $52,653            63,534           60,318
    Goodwill, net of amortization of $1,799,590 and $1,601,470     2,162,697        2,360,817
    Franchise fees, net of amortization of $365,643 and $326,930     184,357          173,070
---------------------------------------------------------------------------------------------

TOTAL OTHER ASSETS                                                 2,410,588        2,594,205
---------------------------------------------------------------------------------------------

                                                                 $ 8,832,005      $ 9,698,488
---------------------------------------------------------------------------------------------


                WENDY'S OF WEST MICHIGAN LIMITED PARTNERSHIP



                                                BALANCE SHEETS
--------------------------------------------------------------------------------


December 31,                                                                     1995          1994
---------------------------------------------------------------------------------------------------

LIABILITIES AND PARTNERS' EQUITY

CURRENT LIABILITIES
    Note payable (Note 2)                                                 $       -     $   102,724
    Accounts payable                                                          785,355       794,036
    Accruals:
        Salaries and wages                                                    305,044       283,653
        Taxes                                                                 293,705       329,526
        Percentage rent                                                        79,816        86,396
    Other current liabilities, including amounts due to related parties        38,963        50,197
    Current maturities of obligations under capital leases (Note 4)           159,572       142,920
    Current maturities of long-term debt (Note 3)                                 -         205,973
---------------------------------------------------------------------------------------------------

TOTAL CURRENT LIABILITIES                                                   1,662,455     1,995,425

OBLIGATIONS UNDER CAPITAL LEASES, less current maturities (Note 4)          1,808,828     1,968,400

LONG-TERM DEBT, less current maturities (Note 3)                            2,500,340     2,809,480
---------------------------------------------------------------------------------------------------

TOTAL LIABILITIES                                                           5,971,623     6,773,305
---------------------------------------------------------------------------------------------------

COMMITMENTS AND CONTINGENCIES (Notes 1 and 4)

PARTNERS' EQUITY
    Limited partners                                                        2,891,712     2,955,865
    General partner                                                           (31,330)      (30,682)
---------------------------------------------------------------------------------------------------

TOTAL PARTNERS' EQUITY                                                      2,860,382     2,925,183
---------------------------------------------------------------------------------------------------

                                                                          $ 8,832,005   $ 9,698,488
---------------------------------------------------------------------------------------------------

                                                                    See accompanying notes to financial statements.


                 WENDY'S OF WEST MICHIGAN LIMITED PARTNERSHIP



                                        STATEMENTS OF INCOME
--------------------------------------------------------------------------------------------------------------------


Year ended December 31,                                                         1995            1994            1993
--------------------------------------------------------------------------------------------------------------------

NET SALES                                                               $ 25,364,596    $ 24,701,627    $ 23,545,381

COST OF SALES                                                              7,390,886       7,295,008       7,187,589
--------------------------------------------------------------------------------------------------------------------

Gross profit                                                              17,973,710      17,406,619      16,357,792
--------------------------------------------------------------------------------------------------------------------

EXPENSES (INCOME)
    Restaurant operating costs, including amounts to related parties:
        Labor                                                              6,962,082       6,396,415       5,972,909
        Occupancy                                                          2,526,139       2,305,252       2,238,437
        Advertising                                                        1,519,903       1,464,845       1,356,553
        Food service supplies                                              1,087,791       1,023,853         984,882
        Royalties                                                          1,014,569         988,084         942,073
        Other                                                              1,988,597       1,808,872       1,769,385
--------------------------------------------------------------------------------------------------------------------

    Total restaurant operating costs                                      15,099,081      13,987,321      13,264,239

    General and administrative expenses, including amounts                 1,250,468       1,278,659       1,202,933
        to related parties
    Depreciation and amortization                                            852,803         856,871         970,760
    Interest expense                                                         511,939         557,056         621,568
    Loss (gain) on sale of assets                                              1,097          (5,675)           -
    Other income                                                            (236,309)       (208,256)       (139,754)
    Insurance proceeds in excess of net book value of fire                   (32,377)           -               -
        damaged assets
--------------------------------------------------------------------------------------------------------------------

Total expenses                                                            17,446,702      16,465,976      15,919,746
--------------------------------------------------------------------------------------------------------------------

Income before extraordinary item                                             527,008         940,643         438,046

EXTRAORDINARY ITEM - loss on extinguishment of debt                          (20,536)           -            (86,996)
--------------------------------------------------------------------------------------------------------------------

NET INCOME                                                              $    506,472    $    940,643    $    351,050
--------------------------------------------------------------------------------------------------------------------



                 WENDY'S OF WEST MICHIGAN LIMITED PARTNERSHIP



                                          STATEMENT OF INCOME
----------------------------------------------------------------------------------------------------------


Year ended December 31,                                             1995             1994             1993
----------------------------------------------------------------------------------------------------------

Net income attributed to:
    Limited Partners                                           $ 501,407        $ 931,237        $ 347,539
    General Partner                                                5,065            9,406            3,511
----------------------------------------------------------------------------------------------------------

                                                               $ 506,472        $ 940,643        $ 351,050
----------------------------------------------------------------------------------------------------------

Income before extraordinary item per unit of limited           $ 415.14         $ 740.96         $ 345.06
    partnership interest (1,256.8 units outstanding)
----------------------------------------------------------------------------------------------------------

Extraordinary item - loss on extinguishment of debt per        $ (16.18)              -          $ (68.53)
    unit of Limited Partnership interest (1,256.8 units
    outstanding)
----------------------------------------------------------------------------------------------------------

Net income per unit of Limited Partnership                     $ 398.96         $ 740.96         $ 276.53
    interest (1,256.8 units outstanding)
----------------------------------------------------------------------------------------------------------

                                                           See accompanying notes to financial statements.



                 WENDY'S OF WEST MICHIGAN LIMITED PARTNERSHIP



                      STATEMENTS OF CHANGES IN PARTNERS' EQUITY
-----------------------------------------------------------------------------------------------


                                                         Limited         General         Total
                                                        Partners         Partner
-----------------------------------------------------------------------------------------------

BALANCE, January 1, 1993                             $ 2,054,129     $  (39,791)  $  2,014,338

Net income for the year                                  347,539          3,511        351,050
----------------------------------------------------------------------------------------------

BALANCE, December 31, 1993                             2,401,668        (36,280)     2,365,388

Net income for the year                                  931,237          9,406        940,643

Distributions to partners                               (377,040)        (3,808)      (380,848)
----------------------------------------------------------------------------------------------

BALANCE, December 31, 1994                             2,955,865        (30,682)     2,925,183

Net income for the year                                  501,407          5,065        506,472

Distributions to partners                               (565,560)        (5,713)      (571,273)
----------------------------------------------------------------------------------------------

BALANCE, December 31, 1995                           $ 2,891,712     $  (31,330)  $  2,860,382
----------------------------------------------------------------------------------------------

                                                See accompanying notes to financial statements

                 WENDY'S OF WEST MICHIGAN LIMITED PARTNERSHIP



                                     STATEMENT OF CASH FLOWS
---------------------------------------------------------------------------------------------


Year ended December 31,                                    1995           1994           1993
---------------------------------------------------------------------------------------------

OPERATING ACTIVITIES
    Net income                                       $  506,472     $  940,643     $  351,050
    Adjustments to reconcile net income to net cash
        from operating activities:
        Loan costs written off due to refinancing        20,536            -           36,591
        Loan costs incurred due to refinancing          (31,477)           -          (52,971)
        Depreciation and amortization                   852,803        856,871        970,760
        Loss (gain) on sale of property and equipment     1,097         (5,675)          -
        Undepreciated cost of equipment destroyed         1,194            -             -
           by fire
        Changes in operating assets and liabilities:
           Receivables                                   13,681        (23,268)        91,350
           Inventories                                   16,968         18,242        (21,411)
           Prepaid expenses                              25,429        (41,188)       (28,434)
           Accounts payable                              (8,681)       (12,976)      (232,126)
           Accrued salaries and wages                    21,391        203,215       (178,342)
           Accrued taxes                                (35,821)       (61,574)      (371,924)
           Accrued percentage rent                       (6,580)         1,596         (5,095)
           Other current liabilities                    (11,234)       (68,239)        67,849
---------------------------------------------------------------------------------------------

Net cash from operating activities                    1,365,778      1,807,647        627,297
---------------------------------------------------------------------------------------------

INVESTING ACTIVITIES
    Proceeds from sale of property and equipment        122,500         24,961           -
    Additions to property and equipment                (471,092)      (690,879)      (871,857)
    Payment of franchise fees                           (50,000)       (25,000)          -
---------------------------------------------------------------------------------------------


Net cash for investing activities                      (398,592)      (690,918)      (871,857)
---------------------------------------------------------------------------------------------




                 WENDY'S OF WEST MICHIGAN LIMITED PARTNERSHIP



                                      STATEMENT OF CASH FLOWS
-------------------------------------------------------------------------------------------------------------


Year ended December 31,                                                    1995           1994           1993
-------------------------------------------------------------------------------------------------------------

FINANCING ACTIVITIES
    Proceeds from long-term debt                                    $ 2,022,499    $      -       $ 1,800,000
    Repayment of short-term notes payable                              (102,724)        (1,776)    (1,086,468)
    Repayment of long-term debt                                      (2,537,612)      (239,521)      (366,743)
    Payments made on obligations under capital leases                  (142,920)      (128,005)      (114,647)
    Distributions to partners                                          (571,273)      (380,848)          -
-------------------------------------------------------------------------------------------------------------

Net cash from (for) financing activities                             (1,332,030)      (750,150)       232,142
-------------------------------------------------------------------------------------------------------------

NET INCREASE (DECREASE) IN CASH                                        (364,844)       366,579        (12,418)

CASH, beginning of year                                                 776,042        409,463        421,881
-------------------------------------------------------------------------------------------------------------

CASH, end of year                                                   $   411,198    $   776,042    $   409,463
-------------------------------------------------------------------------------------------------------------

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS
    Cash paid for interest expense                                  $   499,673    $   558,000    $   644,000
-------------------------------------------------------------------------------------------------------------

    Non-cash investing and financing transactions:
        Retirement of note payable - bank with new
           revolving term note payable - bank                         1,331,221           -              -
-------------------------------------------------------------------------------------------------------------

        Purchase of land:
           Cost of land                                                    -           121,000           -
           Short-term note payable                                         -           104,500           -
-------------------------------------------------------------------------------------------------------------

           Cash down payment for land                                      -            16,500           -
-------------------------------------------------------------------------------------------------------------

        Purchase of vehicle:
           Cost of vehicle                                                 -            10,482           -
           Trade-in allowance                                              -             7,019           -
-------------------------------------------------------------------------------------------------------------

           Cash paid for vehicle                                           -             3,463           -
-------------------------------------------------------------------------------------------------------------

                                                               See accompanying notes to financial statements


                 WENDY'S OF WEST MICHIGAN LIMITED PARTNERSHIP



                                NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------



1.  SUMMARY OF               ORGANIZATION
    SIGNIFICANT
    ACCOUNTING POLICIES      Wendy's of West Michigan Limited Partnership
                             (Partnership) is a Michigan limited partnership organized on July 31, 1986. The Partnership operates 25 Wendy's Old Fashioned Hamburger restaurants in western Michigan under franchise agreements with Wendy's International, Inc. Subject to the consent of the Limited Partners where required by the Partnership Agreement, the General
                             Partner has the exclusive right to manage the Partnership. The Limited Partners are not liable for Partnership debts beyond the amount of their original contributions and share of undistributed net profits.

                             The Partnership Agreement provides that the Limited Partners (as a group) are to share in 99% of the Partnership's net income or loss, except as discussed in the following paragraph, and receive 99% of all cash flow from operations as defined by the Partnership Agreement.

                             The net profits of the Partnership arising from the sale or other disposition, whether as a result of foreclosure, condemnation or otherwise, of all or part of the property, shall be allocated among the Partners in accordance with the provisions of the Partnership Agreement.

                             A Partnership administration fee is payable to the General Partner equal to 2% of gross partnership revenues from operations, as defined in the Partnership Agreement. The General Partner has elected to reduce the Partnership administration fee to the General Partner from 2% of gross partnership revenues from operations to $160,000, $160,000 and $210,000 for 1995, 1994 and 1993,
                             respectively.

                             The Partnership shall exist until December 31, 2026, unless terminated sooner as provided in the Partnership Agreement. A Limited Partner may, in accordance with the agreement, assign his interest in the Partnership by a properly executed and acknowledged instrument, the terms of which are not inconsistent with or contrary to the provisions of the Partnership Agreement and are otherwise satisfactory to the General Partner, subject to the approval of the General Partner.

                 WENDY'S OF WEST MICHIGAN LIMITED PARTNERSHIP



                                NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------




                             Competition in the quick-service restaurant industry is intense. Most of the Partnership's restaurants are in close proximity to other quick-service restaurants which compete on the basis of price, service and product quality and variety. The General Partner believes that the Partnership competes effectively in these areas.

                             USE OF ESTIMATES

                             The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                             INVENTORIES

                             Inventories are stated at the lower of cost (first in, first out) or market. Inventories consist of restaurant food items and food serving supplies.

                             PROPERTY AND EQUIPMENT

                             Property and equipment are stated at cost.
                             Expenditures for renewals and betterments which extend the originally estimated economic life of assets are capitalized. Expenditures for maintenance or repairs are charged to expense when incurred. For financial reporting purposes, depreciation is computed using the straight-line method over the estimated economic lives of the assets. For tax purposes, useful lives and methods are used as permitted by the Internal Revenue Code. Amortization of leasehold improvements is provided over the primary terms of the various leases.

                 WENDY'S OF WEST MICHIGAN LIMITED PARTNERSHIP



                                NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


                             OTHER ASSETS

                             In 1995, the Partnership adopted Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of. This statement requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. This statement also requires that long-lived assets and certain identifiable intangibles to be disposed of be reported at the lower of carrying amount or fair value less cost to sell. Adopting this new accounting standard had no impact on the 1995 financial statements.

                             Franchise fees for restaurant units are being amortized over the terms of the individual restaurant franchise agreements. Loan costs are being amortized over 120 months, the period of the loan. All amortization is under the straight-line method.

                             The excess of cost over fair value of net assets acquired (goodwill) is being amortized on the straight-line method over 240 months. Amortization expense for goodwill for the years ended December 31, 1995, 1994 and 1993 amounted to $198,120 each year. The Partnership evaluates the recoverability of the goodwill whenever events or changes in circumstances indicate that the carrying amount of goodwill may not be recoverable and considers whether the goodwill should be completely or partially written off or the amortization period accelerated. The Partnership assesses the recoverability of goodwill based on undiscounted estimated future operating cash flows. If the Partnership determines that the carrying value of the goodwill has been impaired, the measurement of the impairment will be based on discounted estimated future operating cash flows.

                  WENDY'S OF WEST MICHIGAN LIMITED PARTNERSHIP


                                      Notes to Financial Statements
--------------------------------------------------------------------------------



                             FRANCHISE COSTS

                             Royalties and national advertising costs, based on a percentage of monthly sales, are charged to operations as incurred.

                             CAPITALIZED LEASE OBLIGATIONS

                             Lease transactions relating to certain restaurant buildings are classified as capital leases. These buildings have been capitalized and the related obligations recorded based on the fair market value of the buildings at the inception of the leases. Amounts capitalized are being amortized over the terms of the leases.

                             INCOME TAXES

                             No provision for income taxes has been made in the accompanying financial statements. A Partner's share of the income or loss of the Partnership is includable in the individual tax returns of the Partners.

                             The Partnership's tax basis in its net assets differs from the amount at which its net assets are reported for financial statement purposes, principally due to the accounting for capital leases, goodwill, syndication costs and depreciation on fixed assets. At December 31, 1995, the Partnership's tax basis in its net assets, including goodwill which is not amortizable for tax purposes, was greater than its basis for financial statement purposes by approximately $2,900,000. As a result, aggregate future income for income tax purposes will be lower than for financial statement purposes.

                             FAIR VALUES OF FINANCIAL INSTRUMENTS

                             The carrying amounts of the Partnership's financial instruments, consisting of cash, receivables, accounts payable and long-term debt, approximate their fair value.

2. NOTE PAYABLE              The Partnership acquired land under a land contract
                             in 1994. The land contract requires monthly payments of $1,000 or more including interest at 9%. The land contract was retired during 1995.

                 WENDY'S OF WEST MICHIGAN LIMITED PARTNERSHIP



                                NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


3. LONG-TERM DEBT    Long-term debt is summarized as follows:


                     December 31,                             1995         1994
                  -------------------------------------------------------------

                  Revolving term note payable -     $    2,500,340  $         -
                     bank, secured by
                     substantially all assets of
                     the Partnership and by the
                     guaranty of the General
                     Partner and the personal
                     guarantees of the shareholders
                     of the General Partner. The
                     loan agreement requires
                     monthly payments of $45,119,
                     including interest at 1% over
                     prime (effectively 9.5% at
                     December 31, 1995) through
                     February 2005 when any
                     remaining unpaid principal
                     will be due. Under the
                     revolving loan agreement, the
                     required monthly payments
                     described above may be offset
                     by additional borrowings up to
                     the unused available
                     borrowings. The total
                     available borrowings under the
                     loan agreement was $3,187,126
                     as of December 31, 1995. The
                     total available borrowings
                     decrease monthly based on the
                     original term note
                     amortization over 120 months.
                     The loan agreement also
                     requires that the Partnership
                     maintain certain financial
                     ratios and a minimum tangible
                     net worth, as defined in the
                     loan agreement, of
                     approximately $310,000. The
                     Partnership was in compliance
                     with these covenants at
                     December 31, 1995.




                  Note payable - bank, secured                  -   $ 1,367,122
                     by substantially all
                     assets of the Partnership and
                     by the personal guarantees of
                     the shareholders of the
                     General Partner, requiring
                     monthly payments of $29,882,
                     including interest at 2% over
                     prime. The note was retired
                     during 1995.

                 WENDY'S OF WEST MICHIGAN LIMITED PARTNERSHIP



                                NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------



                 December 31,                           1995             1994
                 --------------------------------------------------------------

                 Note payable - individual, secured  $       -    $   1,525,716
                    by substantially all assets of
                    the Partnership, except that
                    the security interest is
                    subordinate to the bank note
                    described above, requiring
                    monthly payments of interest
                    only at 10.5% or 2% over
                    prime, whichever is greater.
                    The note was retired during
                    1995.


                 Covenant not to compete,                  -    $    122,615
                    requiring monthly payments of
                    interest only at 10.5% or 2%
                    over prime, whichever is
                    greater. The note was retired
                    during 1995.

                 -------------------------------------------------------------

                                                     2,500,340       3,015,453
                 Less current portion                        -         205,973
                 -------------------------------------------------------------

                 Long-term debt, less current      $ 2,500,340   $   2,809,480
                  portion
                 -------------------------------------------------------------

                 The following is a schedule by year of annual maturities
                  under the loan agreements:


                 Year ending December 31,
                 -------------------------------------------------------------

                 1996                                             $          -
                 1997                                                        -
                 1998                                                   45,265
                 1999                                                  299,448
                 2000                                                  332,213
                 Later years                                         1,823,414
                 -------------------------------------------------------------

                                                                  $  2,500,340
                 -------------------------------------------------------------

                 WENDY'S OF WEST MICHIGAN LIMITED PARTNERSHIP



                                NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------



4.  DESCRIPTION OF            The Partnership leases land and buildings used in
    LEASING ARRANGEMENTS      operations under operating agreements, with
    (INCLUDING THOSE WITH     remaining lease terms (including renewal options
    AFFILIATED PARTNERSHIP)   of five to thirteen years) ranging from one to
                              eighteen years. Included in the leases are five leases with related parties.

                              Total lease expense (including taxes, insurance and maintenance when included in rent) related to all operating leases and all percentage rentals is as follows:


                              Year ended December 31,               1995        1994         1993
                              -------------------------------------------------------------------

                              Leases with related parties:
                                Minimum rentals               $  230,848   $  172,403   $ 154,848
                                Percentage rentals               150,867      125,957     111,541
                              Other leases:
                                Minimum rentals                  414,539      415,357     416,363
                                Percentage rentals               309,228      313,461     289,536
                              ------------------------------------------------------------------

                                                              $1,105,482   $1,027,178   $ 972,288
                              -------------------------------------------------------------------

                              Certain restaurant leases (eight restaurant buildings, excluding land which is accounted for as an operating lease) have been capitalized. Minimum future obligations under capital leases and noncancellable operating leases in effect are as follows:

                 WENDY'S OF WEST MICHIGAN LIMITED PARTNERSHIP



                                NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------





                                                             Operating leases
                                                          ----------------------

             Year ending December 31,           Capital     Related      Others
                                                 leases     parties
             ------------------------------------------------------------------

             1996                          $    369,575  $  252,624  $  405,803
             1997                               369,575     228,499     312,291
             1998                               369,575      96,074     271,633
             1999                               369,575      54,576     180,240
             2000                               369,575      54,576     172,440
             Later years                      1,108,725     231,993     517,320
             ------------------------------------------------------------------

             Total minimum lease              2,956,600  $  918,342  $1,859,727
                 obligations
                                                       ------------------------

             Less amount representing           988,200
             interest imputed at 11%
             ------------------------------------------

             Present value of minimum       $ 1,968,400
             lease obligations
             ------------------------------------------


                           The present value of minimum rental obligations is reflected in the balance sheets as current and long-term obligations under capital leases.

                           Accumulated amortization of leased property under capital leases was $1,495,796 and $1,329,596 at December 31, 1995 and 1994, respectively.

                           In addition to minimum future obligations, percentage rentals may be paid under all restaurant leases on the basis of percentage of sales in excess of minimum prescribed amounts.


5. PROFIT-SHARING PLAN     The Partnership maintains a 401(k) profit-sharing
                           plan. The plan covers substantially all employees of the Partnership who are at least 21 years old and who have completed at least one year of service (of at least 1,000 hours) with the Partnership.
                           Contributions to the plan may be made by the Partnership (which are purely discretionary in nature) or by plan participants through elective salary reductions.

                 WENDY'S OF WEST MICHIGAN LIMITED PARTNERSHIP



                                NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------




                           Contributions to the plan by the Partnership for the year ended December 31, 1995, totaled $12,000. There were no contributions to the plan by the Partnership for the years ended December 31, 1994 and 1993.


6. SUBSEQUENT EVENT        In January 1996, the general partner declared and the
                           Partnership made a cash distribution to its limited partners of $100 per limited partnership unit totaling $126,950.

                  WENDY'S OF WEST MICHIGAN LIMITED PARTNERSHIP
                     INDEX TO UNAUDITED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1996


FINANCIAL STATEMENTS                                                 PAGE NUMBER
--------------------                                                 -----------

   BALANCE SHEET  (UNAUDITED) - SEPTEMBER 30, 1996                  F-22 - F-23

   STATEMENT OF OPERATIONS (UNAUDITED) - FOR THE
      NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995                    F-24

   STATEMENT OF CHANGES IN PARTNERS' EQUITY (UNAUDITED)
      - FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996                   F-25

   STATEMENT OF CASH FLOWS (UNAUDITED) - FOR THE
      NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995                    F-26

   NOTE TO UNAUDITED FINANCIAL STATEMENTS                              F-27



                  WENDY'S OF WEST MICHIGAN LIMITED PARTNERSHIP
                            BALANCE SHEET (UNAUDITED)
                               SEPTEMBER 30, 1996


                                     ASSETS

CURRENT ASSETS
  Cash and cash equivalents                                     $   340,736
  Non-trade receivables                                             121,390
  Inventories                                                       157,675
  Prepaid expenses                                                  120,912
                                                                -----------

   TOTAL CURRENT ASSETS                                             740,713

OTHER ASSETS
------------
  Cash value of life insurance                                       60,000
  Loan costs                                                         58,332
  Goodwill                                                        2,014,107
  Franchise fees                                                    160,014
                                                                -----------

   TOTAL OTHER ASSETS                                             2,292,453

PROPERTY AND EQUIPMENT
----------------------
  Land                                                              749,000
  Leasehold improvements                                          2,197,314
  Buildings and improvements                                      2,398,127
  Furnishings and equipment                                       4,028,817
  Vehicles                                                          104,944
  Leased property under capital leases                            2,825,338
                                                                -----------
                                                                 12,303,540
  Less accumulated depreciation and amortization                  6,589,366

   PROPERTY AND EQUIPMENT - NET                                   5,714,174
                                                                -----------

                                                                $ 8,747,340
                                                                ===========


See note to financial statements



                  WENDY'S OF WEST MICHIGAN LIMITED PARTNERSHIP
                            BALANCE SHEET (UNAUDITED)
                                   (CONTINUED)
                               SEPTEMBER 30, 1996


                        LIABILITIES AND PARTNERS' EQUITY
CURRENT LIABILITIES
  Accounts payable                                           $  819,162
  Accruals:
     Salaries and wages                                         253,114
     Taxes                                                      161,179
     Percentage rent                                             91,473
  Other current liabilities                                      29,828
  Current portion of long-term debt                                   0
  Current portion of lease obligations                          175,000
                                                             ----------

   TOTAL CURRENT LIABILITIES                                  1,529,756

LONG-TERM DEBT - exclusive of current portion                 2,377,779

LONG-TERM OBLIGATIONS UNDER CAPITAL LEASES -
   exclusive of current portion                               1,675,384

COMMITMENT AND CONTINGENCIES                                       -

PARTNERS' EQUITY                                              3,164,421
                                                             ----------

                                                             $8,747,340
                                                             ==========






See note to financial statements



                 WENDY'S OF WEST MICHIGAN LIMITED PARTNERSHIP
                      STATEMENT OF OPERATIONS (UNAUDITED)
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995

                                                              1996            1995
                                                  ----------------     -----------

Net sales                                             $ 20,016,032    $ 19,264,188
Cost of sales                                            5,882,696       5,580,690
                                                      ------------    ------------

Gross Profit                                            14,133,336      13,683,498

EXPENSES (INCOME)
  Restaurant operating costs                            11,903,727      11,243,518
  General and administrative expenses                      856,854         973,613
  Depreciation and amortization                            629,694         634,441
  Interest expense                                         330,317         394,253
  Interest and other income                               (208,669)       (157,120)
                                                      ------------    ------------

                                                        13,511,923      13,088,705
                                                      ------------    ------------

       NET INCOME                                     $    621,413    $    594,793
                                                      ============    ============

Net income attributed to:
   Limited Partners                                   $    615,199    $    588,845
   General Partner                                           6,214           5,948
                                                      ------------    ------------

                                                      $    621,413    $    594,793
                                                      ============    ============

Net income per unit of Limited Partnership interest
   (1256.8 units outstanding)                         $     489.50    $     468.53
                                                      ============    ============







See note to financial statements



                  WENDY'S OF WEST MICHIGAN LIMITED PARTNERSHIP
              STATEMENT OF CHANGES IN PARTNERS' EQUITY (UNAUDITED)
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996



Balance, January 1, 1996                                         $ 2,860,382

Net income for the period                                            621,413

Distribution to partners                                            (317,374)
                                                                 -----------

Balance, September 30, 1996                                      $ 3,164,421
                                                                 ===========



















See note to financial statements



                 WENDY'S OF WEST MICHIGAN LIMITED PARTNERSHIP
                      STATEMENT OF CASH FLOWS (UNAUDITED)
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995

                                                                       1996           1995
                                                                -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
------------------------------------
Net income                                                      $   621,413    $   594,793
Noncash items included in net income:
   Loss on extinguishment of debt                                       -           20,536
   Depreciation and amortization                                    629,694        634,441
   (Increase) decrease in current assets other than cash            (61,081)        40,879
   Decrease in accounts payable and other accrued liabilities      (148,127)      (258,843)
                                                                -----------    -----------

       NET CASH PROVIDED BY OPERATING ACTIVITIES                  1,041,899      1,031,806

CASH FLOWS FROM INVESTING ACTIVITIES
------------------------------------
   Payment of franchise fees                                            -          (25,000)
   Proceeds from sale of land                                           -          121,000
   Purchase of property and equipment                              (494,410)      (389,844)
                                                                -----------    -----------

       NET CASH USED BY INVESTING ACTIVITIES                       (494,410)      (293,844)

CASH FLOWS FROM FINANCING ACTIVITIES
------------------------------------
   Proceeds from long-term debt                                         -        1,991,022
   Retirement of long-term debt                                         -       (2,343,178)
   Payments made on short-term borrowings                               -         (102,724)
   Net decrease in long-term debt (revolving term loan)            (182,561)           -
   Payments made on obligations under capital leases               (118,016)      (105,700)
   Distributions to partners                                       (317,374)      (571,274)
                                                                -----------    -----------

       NET CASH USED BY FINANCING ACTIVITIES                       (617,951)    (1,131,854)
                                                                -----------    -----------

       NET DECREASE IN CASH                                         (70,462)      (393,892)

Cash:
   At beginning of period                                           411,198        776,042
                                                                -----------    -----------

   At end of period                                             $   340,736    $   382,150
                                                                ===========    ===========

Supplemental Disclosures of Cash Flow Information:
   Cash paid for interest                                       $   369,280    $   402,445







See note to financial statements

                  WENDY'S OF WEST MICHIGAN LIMITED PARTNERSHIP
                     NOTE TO UNAUDITED FINANCIAL STATEMENTS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996



NOTE A - BASIS OF PRESENTATION

         In the opinion of management, the accompanying unaudited financial statements contain all adjustments (consisting of only normal recurring accruals) necessary to present fairly the financial position at September 30, 1996 and the results of operations and cash flows for the nine months ended September 30, 1996 and 1995.

         The accompanying financial statements do not include footnotes and certain financial presentations normally required under generally accepted accounting principles and therefore, should be read in conjunction with the audited financial statements included in the Partnership's Form 10-K for the period ended December 31, 1995 as filed with the Securities and Exchange Commission. The results of operations for the nine months ended September 30, 1996 are not necessarily indicative of the results to be expected for the full year.

                 MERITAGE HOSPITALITY GROUP INC. & SUBSIDIARIES

         INDEX TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS



FINANCIAL STATEMENTS                                           PAGE NUMBER
--------------------                                           -----------

   UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
     - AUGUST 31, 1996                                             F-29

   UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF
     OPERATIONS - FOR THE NINE MONTHS ENDED AUGUST 31, 1996        F-30

   UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF
     OPERATIONS - FOR THE YEAR ENDED NOVEMBER 30, 1995             F-31

   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
     FINANCIAL STATEMENTS                                          F-32



                 MERITAGE HOSPITALITY GROUP INC. & SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 AUGUST 31, 1996


                                                   MERITAGE       WENDY'S OF
                                                 HOSPITALITY     WEST MICHIGAN                              PRO
                                                GROUP INC. &         LIMITED         PRO FORMA             FORMA    CONSOLIDATED
                                                SUBSIDIARIES      PARTNERSHIP       ADJUSTMENTS             REF.     PRO FORMA
                                                -------------------------------------------------------------------------------

ASSETS

CURRENT ASSETS
   Cash and cash equivalents                    $  1,166,096        $340,736        $  (377,850)             (1)   $  1,128,982
   Accounts Receivable                               864,652         121,390                                            986,042
   Inventories                                       166,842         157,675                                            324,517
   Prepaid Expenses                                  492,265         120,912                                            613,177
                                                -------------------------------------------------------------------------------

     TOTAL CURRENT ASSETS                          2,689,855         740,713           (377,850)                      3,052,718

PROPERTY, PLANT AND EQUIPMENT, NET                14,242,807       5,714,174                                         19,956,981
DEFERRED INCOME TAXES                                437,100                                                            437,100
OTHER ASSETS                                       1,249,071         278,346                                          1,527,417
GOODWILL                                                           2,014,107          2,927,357              (2)      4,941,464
INVESTMENT IN UNCONSOLIDATED COMPANY               1,144,375                          3,377,850              (1)
                                                                                     (4,522,225)             (2)
                                                -------------------------------------------------------------------------------

     Total Assets                               $ 19,763,208     $ 8,747,340       $  1,405,132                    $ 29,915,680
                                                ===============================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
   Trade accounts payable                       $    711,029    $    819,162                                       $  1,530,191
   Accrued expenses                                  829,046         535,594                                          1,364,640
   Current portion of obligations under
      capital leases                                                 175,000                                            175,000
   Current portion of long-term debt                 583,334                                                            583,334
                                                -------------------------------------------------------------------------------

     Total Current Liabilities                     2,123,409       1,529,756                                          3,653,165

OBLIGATIONS UNDER CAPITAL LEASES, EXCLUSIVE
   OF CURRENT PORTION                                              1,675,384                                          1,675,384
LONG-TERM DEBT, EXCLUSIVE OF CURRENT PORTION      13,967,193       2,377,779          3,000,000              (1)     19,344,972
DEFERRED INCOME TAXES                                752,000                                                            752,000
MINORITY INTERESTS                                                                    1,569,553              (2)      1,569,553
                                                -------------------------------------------------------------------------------

     Total Liabilities                            16,842,602       5,582,919          4,569,553                      26,995,074
                                                -------------------------------------------------------------------------------

SHAREHOLDERS' EQUITY
   Preferred shares                                     -                                                                  -
   Common shares                                      31,919                                                             31,919
   Partners' equity                                                3,164,421         (3,164,421)             (2)
   Additional paid in capital                     11,467,316                                                         11,467,316
   Note receivable from sale of shares            (4,998,515)                                                        (4,998,515)
   Accumulated deficit                            (3,580,114)                                                        (3,580,114)
                                                -------------------------------------------------------------------------------


     Total Shareholders' Equity                    2,920,606       3,164,421         (3,164,421)                      2,920,606
                                                -------------------------------------------------------------------------------


     Total Liabilities & Shareholders' Equity   $ 19,763,208    $  8,747,340       $  1,405,132                    $ 29,915,680
                                                ===============================================================================

See notes to unaudited pro forma financial statements


                 MERITAGE HOSPITALITY GROUP INC. & SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE NINE MONTHS ENDED AUGUST 31, 1996


                                                  MERITAGE       WENDY'S OF
                                                HOSPITALITY    WEST MICHIGAN                          PRO
                                               GROUP INC. &       LIMITED           PRO FORMA        FORMA  CONSOLIDATED
                                               SUBSIDIARIES     PARTNERSHIP        ADJUSTMENTS        REF.   PRO FORMA

REVENUE
   Room revenue                                $  4,828,014                                                 $  4,828,014
   Food and beverage revenue                      6,104,500      20,016,032                                   26,120,532
   Telephone revenue                                105,715                                                      105,715
   Sundry revenue                                   366,668                                                      366,668
                                                -------------------------------------------------------------------------
     Total Revenue                               11,404,897      20,016,032                                   31,420,929
                                                -------------------------------------------------------------------------


COST AND EXPENSES
   Cost of food and beverages                     2,074,310       5,882,696                                    7,957,006
   Operating expenses                             5,560,444      11,903,727                                   17,464,171
   General and administrative expenses            2,328,843         856,854                                    3,185,697
   Other (income) expenses - net                    107,990        (199,653)                                     (91,663)
   Depreciation and amortization                    675,372         629,694         110,000         (4)        1,415,066
                                                -------------------------------------------------------------------------
     Total costs and expenses                    10,746,959      19,073,318         110,000                   29,930,277
                                                -------------------------------------------------------------------------


EARNINGS FROM OPERATIONS                            657,938         942,714        (110,000)                   1,490,652

OTHER INCOME (EXPENSE)
   Interest income                                  517,382           9,016                                      526,398
   Interest expense                              (1,194,997)       (330,317)       (365,625)        (3)       (1,890,939)
   Minority interests in net income                                                (308,221)        (5)         (308,221)
                                                -------------------------------------------------------------------------

     Income (loss) before federal income tax        (19,677)        621,413        (783,846)                    (182,110)

FEDERAL INCOME TAX BENEFIT                            6,690                          55,310         (6)           62,000
                                                -------------------------------------------------------------------------

     Net income (loss)                         $    (12,987)       $621,413     $  (728,536)                $   (120,110)
                                                =========================================================================

LOSS PER SHARE                                 $      (0.00)                                                $      (0.04)
                                                ===========                                                  ===========

AVERAGE NUMBER OF SHARES OUTSTANDING              3,043,903                                                    3,043,903
                                                ===========                                                  ===========









See notes to unaudited pro forma consolidated financial statements





                              MERITAGE HOSPITALITY GROUP INC. & SUBSIDIARIES
                         UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                   FOR THE YEAR ENDED NOVEMBER 30, 1995


                                                  MERITAGE          WENDY'S OF
                                                HOSPITALITY       WEST MICHIGAN                       PRO
                                               GROUP INC. &           LIMITED         PRO FORMA      FORMA        CONSOLIDATED
                                                SUBSIDIARIES       PARTNERSHIP       ADJUSTMENTS      REF.         PRO FORMA
REVENUE
   Room revenue                                $  5,999,024                                                      $  5,999,024
   Food and beverage revenue                      8,245,880         25,364,596                                     33,610,476
   Telephone revenue                                 46,795                                                            46,795
   Sundry revenue                                   149,321                                                           149,321
                                                -----------------------------------------------------------------------------
     Total Revenue                               14,441,020         25,364,596                                     39,805,616
                                                -----------------------------------------------------------------------------

COST AND EXPENSES
   Cost of food and beverages                     2,863,554          7,390,886                                     10,254,440
   Operating expenses                             7,215,061         15,099,081                                     22,314,142
   General and administrative expenses            4,979,621          1,250,468                                      6,230,089
   Other (income) expenses - net                                      (221,689)                                      (221,689)
   Depreciation and amortization                  1,426,642            852,803         146,000          (4)         2,425,445
                                                -----------------------------------------------------------------------------
     Total costs and expenses                    16,484,878         24,371,549         146,000                     41,002,427
                                                -----------------------------------------------------------------------------

EARNINGS FROM OPERATIONS                         (2,043,858)           993,047        (146,000)                    (1,196,811)

OTHER INCOME (EXPENSE)
   Gain on sale of property and equipment           241,646             10,744                                        252,390
   Interest income                                  387,099             14,620                                        401,719
   Interest expense                              (1,355,389)          (511,939)       (487,500)         (3)        (2,354,828)
   Minority interests in net income                                                   (251,210)         (5)          (251,210)
                                                -----------------------------------------------------------------------------

     Income (loss) before federal income tax     (2,770,502)           506,472        (884,710)                    (3,148,740)

FEDERAL INCOME TAX BENEFIT                          721,400                             97,600          (6)           819,000
                                               ------------------------------------------------------------------------------

     Net income (loss)                         $ (2,049,102)      $    506,472    $   (787,110)                  $ (2,329,740)
                                               ==============================================================================

LOSS PER SHARE                                 $      (1.13)                                                     $      (1.28)
                                               ============                                                      ============

AVERAGE NUMBER OF SHARES OUTSTANDING              1,815,984                                                         1,815,984
                                               ============                                                      ============







See notes to unaudited pro forma consolidated financial statements

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




                MERITAGE HOSPITALITY GROUP INC. AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On October 31, 1996 Meritage Hospitality Group Inc. ("the Company") purchased
482.55 limited partnership units of Wendy's of West Michigan Limited Partnership ("the Partnership") pursuant to the terms of a tender offer dated September 17, 1996. Prior to the tender offer, the Company owned 157.25 Partnership units. Upon completion of the tender offer, the Company owned 639.80 (approximately 50.4%) of the outstanding partnership interests, giving the Company a majority ownership of the Partnership. The acquisition is accounted for under the purchase method of accounting.

The unaudited pro forma consolidated balance sheet as of August 31, 1996 reflects these acquisitions as if they occurred on that date.

The unaudited pro forma consolidated statements of operations for the nine months ended August 31, 1996 and the year ended November 30, 1995 present the historical results of the Company combined with the Partnership and the pro forma adjustments as if the Partnership had been acquired on December 1, 1994.

The pro forma financial information should be read in conjunction with the historical consolidated financial statements and notes thereto contained in the Company's Form 10-KSB, as amended, for the year ended November 30, 1995 and the quarterly report on Form 10-QSB for the nine months ended August 31, 1996, and with the historical financial statements of the Partnership included in this report on Form 8-K. The pro forma results do not reflect any benefit from economies which might be achieved from combined operations. These pro forma results do not purport to be indicative of the financial condition or results of operations that would have occurred had the acquisitions taken place on the basis presumed above, nor are they indicative of future combined operations.

The pro forma adjustments are as follows:

1. To record the purchase of the 482.55 Partnership units in connection with the tender offer, including short-term borrowings to fund the purchase of the Partnership units.

2. To record goodwill for the amount of the excess purchase price over the net book value of the Company's equity interest in the net book value of the Partnership. The entire excess has been allocated to goodwill based on preliminary estimates which may be revised at a later date.

3. To record interest expense of $365,625 for the nine months ended August 31, 1996 and $487,500 for the year ended November 30, 1995 from borrowings to fund the purchase of the Partnership units.

4. To record goodwill amortization of $110,000 for the nine months ended August 31, 1996 and $146,000 for the year ended November 30, 1995. The excess purchase price over the net book value of the Company's equity interest in the net book value of the Partnership is being amortized over a period of twenty years.

5.  To record the 49.6% minority interest in the earnings of the Partnership.

6. To adjust the federal income tax benefit of the combined operations, after giving effect to the above adjustments.





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